UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2017

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 7108607
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On October 29, 2017, the registrant issued a press release announcing that the registrant proposes to commence a public offering of its common stock in Israel on the Tel Aviv Stock Exchange, or the TASE, after concluding an Israeli institutional investors tender.

On October 30, 2017, the registrant obtained the approval of the TASE to commence such public offering.

The press release announcing the proposed public offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d). Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PLURISTEM THERAPEUTICS INC.

Date: October 30, 2017	By:	/s/ Erez Egozi
Name: Erez Egozi
Title: Chief Financial Officer